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                                                                  EXECUTION COPY






                      AMENDED AND RESTATED TRUST AGREEMENT


                            dated as of May 30, 2003


                                  by and among

                         ACCREDITED HOME LENDERS, INC.,
                                   as Sponsor,

                         ACCREDITED HOME CAPITAL, INC.,
                                   as Seller,

                                       and


                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                as Owner Trustee


                      ACCREDITED MORTGAGE LOAN TRUST 2003-1
                        Asset-Backed Notes, Series 2003-1

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                                       TABLE OF CONTENTS


                                          ARTICLE I
                                         DEFINITIONS

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Section 1.01. Capitalized Terms..........................................................1
Section 1.02. Other Definitional Provisions..............................................5

                                          ARTICLE II
                                         ORGANIZATION

Section 2.01. Name.......................................................................6
Section 2.02. Office.....................................................................6
Section 2.03. Purposes and Powers........................................................6
Section 2.04. Appointment of Owner Trustee...............................................7
Section 2.05. Initial Capital Contribution of Owner Trust Estate.........................7
Section 2.06. Declaration of Trust.......................................................8
Section 2.07. Liability of the Certificateholders........................................8
Section 2.08. Title to Trust Property....................................................8
Section 2.09. Situs of Trust.............................................................8
Section 2.10. Representations and Warranties of the Sponsor..............................8
Section 2.11. Federal Income Tax Treatment of the Trust.................................10
Section 2.12. Covenants of the Sponsor..................................................10
Section 2.13. Covenants of the Certificateholders.......................................11
Section 2.14. Representations and Warranties of the Seller..............................12
Section 2.15. Covenants of the Seller...................................................13

                                        ARTICLE III
                                        SUB-TRUSTS

Section 3.01. Series Trust..............................................................13
Section 3.02. Establishment of Sub-Trust................................................13
Section 3.03. Assets of Sub-Trust.......................................................13
Section 3.04. Liabilities of Sub-Trust..................................................14

                                      ARTICLE IV
                        CERTIFICATES AND TRANSFER OF INTERESTS

Section 4.01. Initial Ownership.........................................................15
Section 4.02. The Certificates..........................................................15
Section 4.03. Execution, Authentication and Delivery of Certificates....................15
Section 4.04. Registration of Transfer and Exchange of Certificates.....................16
Section 4.05. Mutilated, Destroyed, Lost or Stolen Certificates.........................16
Section 4.06. Persons Deemed Owners.....................................................17
Section 4.07. Access to List of Certificateholders' Names and Addresses.................17
Section 4.08. Maintenance of Office or Agency...........................................17
Section 4.09. Restrictions on Transfers of Certificates.................................17

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                                              ARTICLE V
                                       ACTIONS BY OWNER TRUSTEE

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Section 5.01. Prior Notice to the Certificateholders with Respect to Certain Matters..............20
Section 5.02. Action by Certificateholders with Respect to Bankruptcy.............................22
Section 5.03. Restrictions on Certificateholders' Power...........................................22
Section 5.04. Majority Control....................................................................22

                                               ARTICLE VI
                                     TAX PROVISIONS; CERTAIN DUTIES

Section 6.01. Federal Income Tax Provisions.......................................................22
Section 6.02. Withholding Taxes...................................................................26
Section 6.03. Accounting and Reports to the Certificateholders, the Internal Revenue
              Service and Others..................................................................27

                                              ARTICLE VII
                                  AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 7.01. General Authority...................................................................27
Section 7.02. General Duties......................................................................28
Section 7.03. Action upon Instruction.............................................................28
Section 7.04. No Duties Except as Specified in this Agreement, the Basic Documents or any
              Instructions........................................................................29
Section 7.05. No Action Except under Specified Documents or Instructions..........................30
Section 7.06. Restrictions........................................................................30

                                             ARTICLE VIII
                                      CONCERNING THE OWNER TRUSTEE

Section 8.01. Acceptance of Trusts and Duties.....................................................30
Section 8.02. Furnishing of Documents.............................................................31
Section 8.03. Representations and Warranties of the Owner Trustee.................................32
Section 8.04. Reliance; Advice of Counsel.........................................................32
Section 8.05. Not Acting in Individual Capacity...................................................33
Section 8.06. Owner Trustee Not Liable for the Certificates or Mortgage Loans.....................33
Section 8.07. Owner Trustee May Own Certificates and Notes........................................33
Section 8.08. Licenses............................................................................34

                                               ARTICLE IX
                                      COMPENSATION OF OWNER TRUSTEE

Section 9.01. Owner Trustee's Fees and Expenses...................................................34
Section 9.02. Indemnification.....................................................................34
Section 9.03. Payments to the Owner Trustee.......................................................35

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                                        ARTICLE X
                              TERMINATION OF TRUST AGREEMENT

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Section 10.01. Termination of Trust Agreement...........................................35

                                        ARTICLE XI
                  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 11.01. Eligibility Requirements for Owner Trustee...............................36
Section 11.02. Resignation or Removal of Owner Trustee..................................36
Section 11.03. Successor Owner Trustee..................................................37
Section 11.04. Merger or Consolidation of Owner Trustee.................................38
Section 11.05. Appointment of Co-Trustee or Separate Trustee............................38

                                         ARTICLE XII
                                        MISCELLANEOUS

Section 12.01. Supplements and Amendments...............................................39
Section 12.02. No Legal Title to Owner Trust Estate in Certificateholders...............40
Section 12.03. Limitations on Rights of Others..........................................40
Section 12.04. Notices..................................................................41
Section 12.05. Severability.............................................................41
Section 12.06. Separate Counterparts....................................................41
Section 12.07. Successors and Assigns...................................................41
Section 12.08. No Petition..............................................................41
Section 12.09. No Recourse..............................................................42
Section 12.10. Headings.................................................................42
Section 12.11. GOVERNING LAW............................................................42
Section 12.12. Grant of Certificateholder Rights to Note Insurer........................42
Section 12.13. Third-Party Beneficiary..................................................43
Section 12.14. Suspension and Termination of Note Insurer's Rights......................43
Section 12.15. Master Servicer..........................................................43



EXHIBITS

EXHIBIT A         Form of Trust Certificate
EXHIBIT B         Form of Certificate of Trust
EXHIBIT C         Form of Investment Letter
EXHIBIT D         Form of Transferor Certificate




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     This AMENDED AND RESTATED TRUST AGREEMENT, dated as of May 30, 2003, is among ACCREDITED HOME LENDERS, INC., as sponsor (the "SPONSOR"), ACCREDITED HOME CAPITAL, INC., as seller (the "SELLER") and U.S. BANK TRUST, NATIONAL ASSOCIATION, a national banking association, as owner trustee (the "OWNER TRUSTEE").

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01 CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "AGREEMENT" shall mean this Trust Agreement, as may be amended and supplemented from time to time.

     "ANNUAL TAX REPORTS" shall have the meaning assigned thereto in Section 6.01(c)(xi).

     "AUTHORIZED OFFICER" shall have the meaning assigned thereto in Appendix I to the Indenture.

     "BACKUP SERVICER" shall mean Countrywide Home Loans Servicing LP, or any successor backup servicer appointed pursuant to the Sale and Servicing Agreement.

     "BASIC DOCUMENTS" shall mean this Agreement, the Sale and Servicing Agreement, the Indenture, the Insurance Agreement and the Indemnification Agreement.

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday or
(ii) a day that is either a legal holiday or a day on which the Note Insurer or banking institutions in the State of New York, the State of Delaware, the State of California, or the state in which the Indenture Trustee's office from which payments will be made to the Certificateholder, are authorized or obligated by law, regulation or executive order to be closed.

     "CAPITAL ACCOUNT" shall have the meaning assigned thereto in Section 6.01(c)(i).

     "CERTIFICATE" shall mean each Trust Certificate.

     "CERTIFICATEHOLDER" shall mean each Person in whose name a Trust Certificate is registered.

     "CERTIFICATE OF TRUST" shall mean the Certificate of Trust, in the form of EXHIBIT B, to be filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

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     "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" shall mean the register mentioned and the registrar appointed pursuant to Section 4.04.

     "CLASS" shall mean either the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes.

     "CLASS A-1 NOTES" shall mean the Accredited Mortgage Loan Trust 2003-1, Asset-Backed Notes, Series 2003-1, Class A-1.

     "CLASS A-2 NOTES" shall mean the Accredited Mortgage Loan Trust 2003-1, Asset-Backed Notes, Series 2003-1, Class A-2.

     "CLASS A-3 NOTES" shall mean the Accredited Mortgage Loan Trust 2003-1, Asset-Backed Notes, Series 2003-1, Class A-3.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and, where appropriate in context, Treasury Regulations promulgated thereunder.

     "CORPORATE TRUST OFFICE" shall mean, with respect to the Owner Trustee, an office of the Owner Trustee which for purposes of the Agreement is located at 400 North Michigan Avenue, Second Floor, Chicago, Illinois 60611, Attention:
Corporate Trust Administration; or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Sponsor, or an office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Sponsor).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXPENSES" shall have the meaning assigned to such term in Section 9.02.

     "GROUP I MORTGAGE LOANS" shall mean a pool of fixed rate mortgage loans, as identified in the related Mortgage Loan Schedule.

     "GROUP II MORTGAGE LOANS" shall mean a pool of adjustable-rate mortgage loans, as identified in the related Mortgage Loan Schedule.

     "GROUP III MORTGAGE LOANS" shall mean a pool of adjustable-rate mortgage loans, as identified in the related Mortgage Loan Schedule.

     "HOLDER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth for "partner nonrecourse debt minimum gain" in Treasury Regulations Section 1.704-2(i)(2). A Certificateholder's share of Holder Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(5).

     "INDEMNIFICATION AGREEMENT" shall mean the Indemnification Agreement, dated as of May 28, 2003, between the Note Insurer and the Underwriters.

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     "INDENTURE" shall mean the Indenture, dated as of May 1, 2003, by and between the Trust and the Indenture Trustee.

     "INDENTURE TRUSTEE" means Deutsche Bank National Trust Company, as Indenture Trustee under the Indenture.

     "INSURANCE AGREEMENT" shall mean the Insurance and Indemnity Agreement dated as of May 30, 2003 among the Note Insurer, the Trust, the Master Servicer, the Seller, the Sponsor and the Indenture Trustee, including any amendments and supplements thereto.

     "INVESTMENT LETTER" shall have the meaning assigned to such term in Section 4.04.

     "LOAN GROUP" shall mean either Loan Group I, Loan Group II or Loan Group
III.

     "LOAN GROUP I" shall mean the pool of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

     "LOAN GROUP II" shall mean the pool of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

     "LOAN GROUP III" shall mean the pool of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group III.

     "MASTER SERVICER" shall mean Accredited Home Lenders, Inc., a California corporation, or any successor master servicer appointed pursuant to the Sale and Servicing Agreement.

     "MORTGAGE LOANS" shall mean the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans.

     "NON-U.S. PERSON" shall mean an individual, corporation, partnership or other person other than a United States Person.

     "NOTEHOLDER" shall have the meaning assigned to such terms in the Indenture.

     "NOTE INSURANCE POLICY" shall mean the financial guaranty insurance policy issued by the Note Insurer for the benefit of the Noteholders.

     "NOTE INSURER" shall mean Ambac Assurance Corporation, a New York financial guaranty insurance company.

     "NOTE INSURER DEFAULT" shall have the meaning assigned to such term in the Indenture.

     "NOTE PRINCIPAL BALANCE" shall have the meaning assigned to such term in the Indenture.

     "NOTES" shall mean the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

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     "OUTSTANDING" shall have the meaning assigned to such term in the
Indenture.

     "OWNERSHIP INTEREST" means, with respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "OWNER TRUST ESTATE" shall mean the Trust Estate, including the contribution of $1,000 referred to in Section 2.05 hereof.

     "OWNER TRUSTEE" shall mean U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

     "PAYMENT DATE" shall mean the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing June 25, 2003.

     "PERCENTAGE INTEREST" shall mean with respect to any Certificate, the percentage portion of the Certificates evidenced thereby as stated on the face of such Certificate.

     "PROSPECTIVE HOLDER" shall have the meaning set forth in Section 4.09(a).

     "RATING AGENCY CONDITION" means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given ten (10) days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Indenture Trustee, the Sponsor, the Master Servicer, the Note Insurer, the Owner Trustee and the Trust in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes that it maintains without taking into account the Note Insurance Policy.

     "RECORD DATE" shall mean, with respect to the Certificates and any Payment Date, the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

     "SALE AND SERVICING AGREEMENT" shall mean the Sale and Servicing Agreement, dated as of May 1, 2003, among the Sponsor, the Trust, the Indenture Trustee, the Backup Servicer and the Master Servicer.

     "SECRETARY OF STATE" shall mean the Secretary of State of the State of Delaware.

     "SELLER" shall mean Accredited Home Capital, Inc., a Delaware corporation.

     "SPONSOR" shall mean Accredited Home Lenders, Inc., a California corporation.

     "STATUTORY TRUST STATUTE" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

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     "SUB-TRUST" shall have the meaning specified in Section 3.01 and includes either Sub-Trust I Sub-Trust II or Sub-Trust III, each of which constitute a separate series of interests in the Trust Estate pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

     "SUB-TRUST I" shall mean the portion of the Trust Estate assigned to Sub-Trust I.

     "SUB-TRUST II" shall mean the portion of the Trust Estate assigned to Sub-Trust II.

     "SUB-TRUST III" shall mean the portion of the Trust Estate assigned to Sub-Trust III.

     "TAXABLE YEAR" shall have the meaning assigned thereto in Section
6.01(c)(x).

     "TAX MATTERS PARTNER" shall have the meaning assigned thereto in Section 6.01(c)(xii).

     "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     "TREASURY REGULATIONS" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations. "Trust" shall mean the Accredited Home Equity Loan Trust 2003-1, the Delaware statutory trust created pursuant to this Agreement.

     "TRUST CERTIFICATE" shall mean a certificate evidencing the beneficial interest of a Certificateholder in the Trust consisting of Sub-Trust I, Sub-Trust II and Sub-Trust III, substantially in the form attached hereto as EXHIBIT A.

     "TRUST MINIMUM GAIN" shall have the meaning set forth for "partnership minimum gain" in Treasury Regulations 1.704-2(b)(2) and 1.704-2(d). In accordance with Treasury Regulations Section 1.704-2(d), the amount of Trust Minimum Gain is determined by first computing, for each nonrecourse liability of the Trust, any gain the Trust would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Certificateholder's share of Trust Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1).

     "UNDERWRITERS" shall mean Lehman Brothers Inc. and Credit Suisse First Boston LLC.

     Section 1.02. OTHER DEFINITIONAL PROVISIONS. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix I to the Indenture.

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     (b)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terns in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terns and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  ORGANIZATION

     Section 2.01. NAME. The Trust governed hereby shall be known as "Accredited Mortgage Loan Trust 2003-1," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

     Section 2.02. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders, Indenture Trustee, the Note Insurer and the Sponsor.

     Section 2.03. PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities:

          (a) to issue the Notes pursuant to the Indenture and to sell such Notes;

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          (b)  with the proceeds of the sale of the Notes and Certificates, to pay the organizational, startup and transactional expenses of the Trust and to purchase the Mortgage Loans to be included in the Owner Trust Estate from the Seller with the balance of such funds pursuant to the Sale and Servicing Agreement;

          (c) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders any portion of the Owner Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (d) to enter into and perform its obligations under the Basic Documents to which it is or is to be a party;

          (e) to engage in those activities, including entering intos agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

          (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions and payments to the Noteholders and the Certificateholders; and

          (g)  to issue the Certificates pursuant to this Agreement.

          The Trust is hereby authorized by the initial beneficiary and the Certificateholders to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

     Section 2.04. APPOINTMENT OF OWNER TRUSTEE. The Sponsor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute, and the Owner Trustee hereby accepts such appointment.

     The Owner Trustee may engage, in the name of the Trust or in its own name on behalf of the Trust, in the activities of the Trust, make and execute contracts on behalf of the Trust and sue on behalf of the Trust.

     Section 2.05. INITIAL CAPITAL CONTRIBUTION OF OWNER TRUST ESTATE. The Sponsor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1,000. The Owner Trustee hereby acknowledges receipt in trust from the Sponsor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Payment Account. The Sponsor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. Concurrently with the execution of this Agreement, the Trust will enter into the Sale and Servicing Agreement pursuant to which it will purchase the Mortgage Loans, to be designated to the related Sub-Trust, which comprise the remainder of the Owner Trust Estate.

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     Section 2.06.    DECLARATION OF TRUST. The Owner Trustee hereby declares
that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Noteholders, the Note Insurer and the Certificateholders, subject to the obligations of the Trust Under the Basic Documents.

          It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust constitutes a statutory trust under the Statutory Trust Statute and that this Agreement constitutes the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Sub-Trusts consisting of each Loan Group. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with the characterization of the Trust, the Sub-Trusts and each Loan Group as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

     Section 2.07. LIABILITY OF THE CERTIFICATEHOLDERS. Subject to Section 2.05, no Certificateholder shall have any personal liability for any liability or obligation of the Trust. The Certificates shall be fully paid and nonassessable.

     Section 2.08.    TITLE TO TRUST PROPERTY.

          (a) Subject to the Indenture, legal title to all of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee and/or a separate trustee, as the case may be.

          (b) The Certificateholders shall not have legal title to any part of the Owner Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Owner Trust Estate.

     Section 2.09. SITUS OF TRUST. The Trust will be located in the State of Delaware and administered by the Owner Trustee in the States of Delaware and Illinois. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.

     Section 2.10. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR. The Sponsor hereby represents and warrants to the Owner Trustee and the Note Insurer that:

     (a) The Sponsor is duly organized and validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

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

     (b) The Sponsor has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Sponsor by all necessary corporate action.

     (c) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Sponsor, or any indenture, agreement or other instrument to which the Sponsor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terns of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, any order, rule or regulation applicable to the Sponsor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties.

     (d) There are no proceedings or investigations pending or notice of which has been received in writing before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties: (x) asserting the invalidity of this Agreement, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (z) seeking any determination or ruling that should reasonably be expected to materially and adversely affect the performance by the Sponsor of its obligations under, or the validity or enforceability of, this Agreement.

     (e) The representations and warranties of the Sponsor in Article III of the Sale and Servicing Agreement are true and correct.

     (f) The Sponsor has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the application of equitable principles.

     (g) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

     (h) The Sponsor will hold itself out to the public under its own name as a separate and distinct entity from the Seller and the Trust and conduct its business so as not to mislead others as to the identity of the Trust. Without limiting the generality of the foregoing, all oral and written communications, including without limitation, all letters, invoices, contracts, statements and applications will be made solely in the name of the Trust if they are made on behalf of the Trust and solely in the name of the Sponsor if they are made on behalf of the Sponsor.

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     Section 2.11.    FEDERAL INCOME TAX TREATMENT OF THE TRUST.

     (a) For so long as the Trust has one Certificateholder for federal income tax purposes, it will, pursuant to Treasury Regulations promulgated under
Section 7701 of the Code, be disregarded as an entity distinct from the Certificateholder for all federal income tax purposes. Accordingly, for federal income tax purposes, the Certificateholder will be treated as (i) owning all assets owned by the Trust, (ii) having incurred all liabilities incurred by the Trust, and (iii) all transactions between the Trust and the Certificateholder will be disregarded.

     (b) In the event that the Trust has two or more Certificateholders for federal income tax purposes, the Trust will be treated as a partnership. At any such time that the Trust has two or more Certificateholders, this Agreement may need to be amended, in accordance with Section 12.01 herein, and appropriate provisions may need to be added so as to provide for treatment of the Trust as a partnership.

     (c) The Owner Trustee shall have no obligation or liability for its failure to treat the Trust as a partnership prior to the earlier of its receipt of notice or its having actual knowledge that the Trust has more than a single equity owner.

     (d) Neither the Owner Trustee nor any Certificateholder will, under any circumstances, file a Form 8832, or any successor form, on behalf of the Trust.

     Section 2.12. COVENANTS OF THE SPONSOR. The Sponsor agrees and covenants for the benefit of each Certificateholder, the Note Insurer and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

     (a) it shall not, for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

     (b) it shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of certain events specified in such agreement, such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

     (c) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party.

     Section 2.13.    COVENANTS OF THE CERTIFICATEHOLDERS. Each
Certificateholder by becoming a beneficial owner of the Certificate or by its acceptance of a Certificate agrees:

     (a) to be bound by the terms and conditions of the Certificates of which such Certificateholder is the beneficial owner and of this Agreement and the other Basic Documents, including any supplements or amendments hereto and thereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Note Insurer and all other Certificateholders, present and future;

     (b) to the appointment of the Owner Trustee as such Certificateholder's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and, if requested by the Trust, to sign such federal income tax information return in its capacity as holder of an interest in the Trust;

     (c) not to take any position in such Certificateholder's tax returns inconsistent with those taken in any tax returns filed by the Trust; and

     (d) if such Certificateholder is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee in writing of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer.

     Section 2.14. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Owner Trustee and the Note Insurer that:

     (a) The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Trust and the Seller has duly authorized such transfer and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

     (c) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terns of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

     (d) There are no proceedings or investigations pending or notice of which has been received in writing before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (x) asserting the invalidity of this Agreement, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (z) seeking any determination or ruling that should reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

     (e) The representations and warranties of the Seller in Article III of the Sale and Servicing Agreement are true and correct.

     (f) The Seller has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the application of equitable principles.

     (g) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder.

     (h) The Seller will hold itself out to the public under its own name as a separate and distinct entity from the Sponsor and the Trust and conduct its business so as not to mislead others as to the identity of the Trust. Without limiting the generality of the foregoing, all oral and written communications, including without limitations, all letters, invoices, contracts, statements and applications will be made solely in the name of the Trust if they are made on behalf of the Trust and solely in the name of the Seller if they are made on behalf of the Seller.

     Section 2.15. COVENANTS OF THE SELLER. The Seller agrees and covenants for the benefit of each Certificateholder, the Note Insurer and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

     (a) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its articles of incorporation and by-laws and the Basic Documents;

     (b) it shall not, for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

     (c) it shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of certain events specified in such agreement, such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

     (d) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                  ARTICLE III

                                   SUB-TRUSTS

     Section 3.01. SERIES TRUST. The beneficial interest in the assets of the Trust shall be divided into designated series as provided in Section 3806(b)(2) of the Statutory Trust Statute (the segregated pool of assets belonging to each series, a "Sub-Trust"). Accordingly, it is the intent of the parties hereto that Articles II, IV and X of this Agreement shall apply also with respect to each such Sub-Trust as if each such Sub-Trust were a separate series of a statutory trust under the Statutory Trust Statute, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each such Sub-Trust to the extent necessary to give effect to the foregoing intent. The use of the terms "Trust" or "Sub-Trust" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Statutory Trust Statute.

     Section 3.02.    ESTABLISHMENT OF SUB-TRUST.

          The Owner Trustee hereby establishes and designates three initial Sub-Trusts, as follows:

                   Sub-Trust I, Sub-Trust II and Sub-Trust III

          The provisions of this Article III shall be applicable to the above designated Sub-Trusts.

     Section 3.03. ASSETS OF SUB-TRUST. All consideration received by the Owner Trust Estate for the issuance or sale of the Notes relating to a particular Loan Group and Sub-Trust, together with the entire Owner Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong solely to that Sub-

Trust for all purposes, subject only to the rights of creditors of such Sub-Trust and except as may otherwise be provided in the Sale and Servicing Agreement or required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Sub-Trust and the assets associated with a Sub-Trust shall be held and accounted for separately from the other assets of the Owner Trust Estate, and any other Sub-Trust. In the event that there is any Owner Trust Estate, or any income, earnings, profits, and proceeds thereof, or funds or payments which are not readily identifiable as belonging to any particular Sub-Trust, the Owner Trustee shall allocate them to the Certificates generally. Each such allocation by the Owner Trustee shall be conclusive and binding upon all Noteholders and Certificateholders for all purposes.


     Section 3.04.    LIABILITIES OF SUB-TRUST.

          The Owner Trust Estate belonging to each particular Sub-Trust shall be charged with the liabilities of the Trust in respect of that Sub-Trust and only that Sub-Trust and all expenses, costs, charges and reserves attributable to that Sub-Trust, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Sub-Trust shall be allocated and charged by the Owner Trustee to the Certificateholders generally, based on their Ownership Interest. Each allocation of liabilities, expenses, costs, charges and reserves by the Owner Trustee shall be conclusive and binding upon all Noteholders and Certificateholders for all purposes. The Owner Trustee shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Noteholders and the Certificateholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Sub-Trust shall include a recitation limiting the obligation or claim represented thereby to that Sub-Trust and its assets.

          Without limitation of the foregoing provisions of this Article, but subject to the right of the Owner Trustee in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Sub-Trust shall be enforceable against the assets of such Sub-Trust only, and not against the assets (i) of the Trust generally or (ii) of any other Sub-Trust. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State pursuant to the Statutory Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of
Section 3804 of the Statutory Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Sub-Trust. Every note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Sub-Trust shall include a recitation limiting the obligation represented thereby to that Sub-Trust and its assets in accordance with Section 3804(a) of the Statutory Trust Statute.

                                   ARTICLE IV

                     CERTIFICATES AND TRANSFER OF INTERESTS

     Section 4.01. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Sponsor pursuant to Section 2.05 and the filing of the Certificate of Trust with the Secretary of State and until the issuance of the Certificates, the Sponsor shall be the sole owner of the Trust.

     Section 4.02. THE CERTIFICATES. The Certificates shall be issued as a single certificate which shall represent each separate series of beneficial interests in each Sub-Trust, substantially in the form of Exhibit A hereto, upon the order of the Owner Trustee, at the direction of the Sponsor, to the Seller concurrently with the sale and assignment to the Trust of the Mortgage Loans by the Seller, at the direction of the Sponsor, to the Owner Trustee. The Certificates shall represent the entire beneficial interest in the assets of each Sub-Trust subject to the debt represented by the Notes relating to each Sub-Trust. The Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

          A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 4.04.

          The beneficial interest in each Sub-Trust shall be treated as a single class of securities represented by the Certificates for purposes of Article 8 of the Uniform Commercial Code of the State of Delaware.

     Section 4.03. EXECUTION, AUTHENTICATION AND DELIVERY OF CERTIFICATES. Concurrently with the initial transfer of the Mortgage Loans to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates, representing 100% of the Percentage Interests of the Trust, to be executed on behalf of the Trust, authenticated and delivered, at the written direction of the Sponsor, to the Seller as initial Certificateholder. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in EXHIBIT A, executed by the Owner Trustee or the Owner Trustee's authenticating agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 4.04. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 4.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Owner Trustee shall be the initial "Certificate Registrar."

          Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 4.08, the Owner Trustee, upon the satisfaction of the conditions set forth in Section 4.09(c), shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of a like Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of a like Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 4.08.

          Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form, attached to the form of Certificate attached hereto as EXHIBIT A, or such other form satisfactory to the Note Insurer, or, upon the occurrence and continuation of a Note Insurer Default, satisfaction of the Rating Agency Condition, duly executed by the Certificateholder or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The preceding provisions of this Section 4.04 notwithstanding, the Certificate Registrar shall not register transfers or exchanges of Certificates for a period of fifteen (15) days preceding the Payment Date with respect to the Certificates.

          Notwithstanding anything contained herein to the contrary, neither the Certificate Registrar nor the Owner Trustee shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1940, as amended; PROVIDED, HOWEVER, that if an Investment Letter is specifically required to be delivered to the Owner Trustee by a purchaser or transferee of a Certificate, the Owner Trustee shall be under a duty to examine the same to determine whether it conforms to the form of Investment Letter set forth as EXHIBIT C hereto and shall promptly notify the party delivering the same if such Investment Letter does not so conform.

     Section 4.05. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. In connection with the issuance of any new Certificate under this Section 4.05, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 4.06. PERSONS DEEMED OWNERS. Each person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terns of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     Section 4.07. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Certificate Registrar shall furnish or cause to be furnished to the Owner Trustee, the Master Servicer, the Sponsor and the Indenture Trustee immediately prior to each Payment Date, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If one or more Certificateholder, together evidencing Percentage Interests totaling not less than 25%, apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Sponsor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 4.08. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Basic Documents may be served, and so long as the Owner Trustee is the Certificate Registrar, where Certificates may be surrendered for registration of transfer or exchange and notices and demands to or upon the Certificate Registrar in respect of the Certificates, may be served. The Owner Trustee initially designates the Corporate Trust Office as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Note Insurer, the Indenture Trustee, the Sponsor and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 4.09. RESTRICTIONS ON TRANSFERS OF CERTIFICATES. (a) Each prospective purchaser and any subsequent transferee of a Certificate (each, a "PROSPECTIVE HOLDER"), other than the Sponsor, shall execute and deliver to the Owner Trustee and the Certificate Registrar and any of their respective successors an Investment Letter in the form of Exhibit C hereto to the effect that:

          (i) Such Person is (A) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and is aware that the seller of the Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the Investment Company Act of 1940, as amended (including, but not limited to, the Sponsor).

          (ii) Such Person understands that the Certificates have not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a qualified institutional buyer or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in a transaction pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or exempt from the registration requirements of the Securities Act and any such state securities laws.

          (iii) Such Person understands that the Certificates bear a legend to the following effect:

                "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS CERTIFICATE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR (II) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3a-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO, ACCREDITED HOME LENDERS, INC.) IN A TRANSACTION THAT IS REGISTERED UNDER

                THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS CERTIFICATE UNDER THE ACT OR ANY STATE SECURITIES LAWS."

     (b) By its acceptance of a Certificate, each Prospective Holder agrees and acknowledges that no legal or beneficial interest in all or any portion of any Certificate may be transferred directly or indirectly to an entity that holds residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "BOOK-ENTRY NOMINEE") and any such purported transfer shall be void and have no effect.

          The Certificates shall bear an additional legend referring to the restrictions contained in preceding paragraph to the following effect:

                THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS, PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR A CERTIFICATE STATING THAT SUCH TRANSFEREE IS NOT AN ENTITY THAT WILL HOLD THIS CERTIFICATE AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITY THROUGH ELECTRONIC BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS.

     (c) No transfer of a Certificate or any beneficial interest therein shall be made to any person unless the Owner Trustee has received a representation letter from the Prospective Holder to the effect that such Prospective Holder
(i) is not a person which is an employee benefit plan, trust or account subject to Title I of ERISA or Section 4975 of the Code or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (any such person being a "PLAN"), (ii) is not an entity, including an insurance company separate account or general account, whose underlying assets include "plan assets" by reason of a Plan's investment in the entity and (iii) is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with the assets of a Plan.

     (d) The Owner Trustee shall not execute, and shall not countersign and deliver, a Certificate in connection with any transfer thereof unless the transferor shall have provided to the Owner Trustee an Investment Letter, signed by the transferee, which certificate shall contain the consent of the transferee to any amendments of this Agreement as may be required to effectuate further the foregoing restrictions on transfer of the Certificates to Book-Entry Nominees, and an agreement by the transferee that it will not transfer a Certificate without providing to the Owner Trustee an Investment Letter.

     (e)  [Reserved].

     (f) Unless the Prospective Holder delivers a certificate to the Owner Trustee to the effect that it is a United States Person, the Prospective Holder, other than Accredited Home Lenders, Inc. or an affiliate of the Accredited Home Lenders, Inc., shall obtain and deliver to the Note Insurer and the Owner Trustee an Opinion of Counsel satisfactory to the Note Insurer to the effect that, as a matter of federal income tax law, the transfer of the Certificate to such Prospective Holder will not result in the imposition of any U.S. withholding tax on payments in respect of the Mortgage Loans or the Certificate.

     (g) No pledge or transfer of the Certificates shall be effective unless such pledge or transfer is (i) to a single beneficial owner and (ii) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee and the Note Insurer, which Opinion of Counsel shall not, unless otherwise agreed, be an expense of the Trust, the Certificate Registrar, the Master Servicer, the Backup Servicer, the Note Insurer or the Sponsor, to the effect such pledge or transfer will not cause the Trust to be treated for federal income tax purposes as a taxable mortgage pool, association or a publicly traded partnership taxable as a corporation.

                                   ARTICLE V

                            ACTIONS BY OWNER TRUSTEE

     Section 5.01. PRIOR NOTICE TO THE CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action (and the Certificateholders shall not direct the Owner Trustee to take any action) unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders (unless the Certificateholders have directed the Owner Trustee to take action) and the Note Insurer in writing of the proposed action and neither the Certificateholders nor the Note Insurer shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders and/or the Note Insurer have withheld consent or the Certificateholders have provided alternative written direction (any direction by the Certificateholders shall require the prior written consent of the Note Insurer):

          (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Mortgage Loans);

          (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

          (c) the amendment or other change to this Agreement or any Basic Document in circumstances where the consent of any Certificateholder is required; PROVIDED, that notwithstanding this Section 5.01, the prior written consent of the Note Insurer must be obtained for any amendment or change to this Agreement or any other Basic Document;

          (d) the amendment or other change to this Agreement or any other Basic Document in circumstances where the consent of any Certificateholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

          (e) the appointment pursuant to the Indenture of a successor Note Registrar, or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or the consent to the assignment by the Note Registrar or Indenture Trustee or Certificate Registrar of their respective obligations under the Indenture or this Agreement, as applicable;

          (f)  the consent to the waiver of any default of any Basic Document;

          (g) the consent to the assignment by the Indenture Trustee or Master Servicer of their respective obligations under any Basic Document;

          (h) except as provided in Article X hereof, dissolve, terminate or liquidate the Trust in whole or in part;

          (i) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

          (j) cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the other Basic Documents;

          (k) do any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.03 hereof;

          (l)  confess a judgment against the Trust;

          (m) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

          (n)  cause the Trust to lend any funds to any entity; or

          (o) change the Trust's purpose and powers from those set forth in this Agreement.

          In addition the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Master Servicer, on behalf of the Trust, shall maintain appropriate minutes or other records of all appropriate action. The Trust shall maintain its office separate from the offices of the Sponsor, the Seller and the Master Servicer.

          Notwithstanding the other provisions of this Section 5.01, the Owner Trustee shall not have the power, except upon the written direction of the Certificateholders with the prior written consent of the Note Insurer, and to the extent otherwise consistent with the Basic Documents, to remove or replace the Master Servicer or the Indenture Trustee.

     Section 5.02. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to (i) institute proceedings to have the Trust declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (v) make any assignment for the benefit of the Trust's creditors, (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a "Bankruptcy Action") without the unanimous prior written consent and approval of all Certificateholders and the prior written consent and approval of the Note Insurer and the delivery to the Owner Trustee by each such Certificateholder of a certification that such Certificateholder reasonably believes that the Trust is insolvent. So long as the Indenture and the Insurance Agreement remain in effect and no Note Insurer Default exists, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust. The terms of this Section 5.02 shall survive for one year and one day following the termination of this Agreement.

     Section 5.03. RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     Section 5.04. MAJORITY CONTROL. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the holders of Certificates evidencing more than 50% of the Percentage Interest in the Trust and such action shall be binding upon all Certificateholders. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by holders of Certificates evidencing more than 50% of the Percentage Interest in the Trust at the time of the delivery of such notice and such action shall be binding upon all Certificateholders.

                                   ARTICLE VI

                         TAX PROVISIONS; CERTAIN DUTIES

     Section 6.01. FEDERAL INCOME TAX PROVISIONS. (a) For so long as the Trust has a single owner for federal income tax purposes, it will, pursuant to Treasury Regulations promulgated under section 7701 of the Code, be disregarded as an entity distinct from the Certificateholder for all federal income tax purposes. Accordingly, for federal income tax purposes, the Certificateholder will be treated as (i) owning all assets owned by the Trust, (ii) having incurred all liabilities incurred by the Trust, and (iii) all transactions between the Trust and the Certificateholder will be disregarded.

     (b) Neither the Owner Trustee nor any Certificateholder will, under any circumstances, and at any time, make an election of IRS Form 8832 or otherwise, to classify the Trust as an association taxable as a corporation for federal, state or any other applicable tax purpose.

     (c) If the Trust is treated as a partnership (rather than disregarded as a separate entity) for federal income tax purposes pursuant to Section 2.06, the following provisions shall apply:

          (i) A separate capital account (a "Capital Account") shall be established and maintained for each Certificateholder by the Sponsor, in accordance with Treasury Regulations Section 1.704-1 (b)(2)(iv). No Certificateholder shall be entitled to interest on its Capital Account or any capital contribution made by such Certificateholder to the Trust.

          (ii) Upon termination of the Trust pursuant to Article X, any amounts available for distribution to Certificateholders shall be distributed to the Certificateholders with positive Capital Account balances in accordance with such balances. For purposes of this Section 6.01(c)(ii), the Capital Account of each Certificateholder shall be determined after all adjustments made in accordance with this Section 6.01 resulting from the Trust's operations and from all sales and dispositions of all or any part of the assets of the Trust. Any distributions pursuant to this Section 6.01(c)(ii) shall be made by the end of the Taxable Year in which the termination occurs (or, if later, within 90 days after the date of the termination).

          (iii) No Certificateholder shall be required to restore any deficit balance in its Capital Account. Furthermore, no Certificateholder shall be liable for the return of the Capital Account of, or of any capital contribution made to the Trust by, another Certificateholder.

          (iv) Profit and loss of the Trust for each Taxable Year shall be allocated to the Certificateholders in accordance with their respective Percentage Interests.

          (v) Notwithstanding any provision to the contrary, (i) any expense of the Trust that is a "nonrecourse deduction" within the meaning of Treasury Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Certificateholders' respective Percentage Interests, (ii) any expense of the Trust that is a "partner nonrecourse deduction" within the meaning of Treasury Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Treasury Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Trust Minimum Gain within the meaning of Treasury Regulations Section 1.704-2(f)(1) for any Taxable Year, items of gain and income shall be allocated among the Certificateholders in accordance with Treasury Regulations Section 1.704-2(f) and the ordering rules contained in Treasury Regulations Section 1.704-2(i), and (iv) if there is a net decrease in Certificateholder Nonrecourse Debt Minimum Gain within the meaning of Treasury Regulations Section 1.704-2(i)(4) for any Taxable Year, items of gain and income shall be allocated among the Certificateholders in accordance with Treasury Regulations Section 1.704-2(i)(4) and the ordering rules contained in Treasury Regulations Section 1.704-2(j). A Certificateholder's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Trust within the meaning of Treasury Regulations Section 1.752-3(a)(3) shall be such Certificateholder's Percentage Interest.

          (vi) If a Certificateholder receives in any Taxable Year an adjustment, allocation, or distribution described in subparagraphs (4),
     (5), or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Certificateholder's Capital Account that exceeds the sum of such Certificateholder's shares of Trust Minimum Gain and Certificateholder Nonrecourse Debt Minimum Gain, as determined in accordance with Treasury Regulations Sections 1.704-2(g) and 1.704-2(i), such Certificateholder shall be allocated specially for such Taxable Year (and, if necessary, later Taxable Years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Treasury Regulations
     Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Certificateholder in accordance with this Section 6.01(c)(vi), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Certificateholder in an amount necessary to offset the income or gain previously allocated to such Certificateholder under this Section 6.01(c)(vi).

          (vii) Loss shall not be allocated to a Certificateholder to the extent that such allocation would cause a deficit in such Certificateholder's Capital Account (after reduction to reflect the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Certificateholder's shares of Trust Minimum Gain and Certificateholder Nonrecourse Debt Minimum Gain. Any loss in excess of that limitation shall be allocated to all the Certificateholders in accordance with their respective Percentage Interests. After the occurrence of an allocation of loss to a Certificateholder in accordance with this Section 6.01(c)(vii), to the extent permitted by Treasury Regulations Section 1.704-1(b), profit shall be allocated to such Certificateholder in an amount necessary to offset the loss previously allocated to such Certificateholder under this Section 6.01(c)(vii).

          (viii) If a Certificateholder transfers any part or all of its Percentage Interest and the transferee is admitted as a Certificateholder as provided herein (a "TRANSFEREE CERTIFICATEHOLDER"), the distributive shares of the various items of profit and loss allocable among the Certificateholders during such Taxable Year shall be allocated between the transferor and the Transferee Certificateholder (at the election of the Certificateholders (including the transferor, but excluding the Transferee Certificateholder)) either (i) as if the Taxable Year had ended on the date of the transfer or (ii) based on the number of days of such Taxable Year that each was a Certificateholder without regard to the results of Trust activities in the respective portions of such Taxable Year in which the transferor and Transferee Certificateholder were Certificateholders.

          (ix) "Profit" and "loss" and any items of income, gain, expense or loss referred to in this Section 6.01 shall be determined in accordance with federal income tax accounting principles as modified by Treasury Regulations Section 1.704-1(b)(2)(iv), except that profits and losses shall not include items of income, gain, and expense that are specially allocated pursuant to Sections 6.01(c)(v), 6.01(c)(vi) or 6.01(c)(vii) hereof. All allocations of income, profits, gains, expenses, and losses (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 6.01, except as otherwise required by Section 704(c) of the Code and Section 1.704-1(b)(4) of the Treasury Regulations.

          (x) The taxable year of the Trust (the "TAXABLE YEAR") shall be the calendar year or such other taxable year as may be required by Section 706(b) of the Code.

          (xi) At the Trust's expense, the Sponsor shall (i) prepare, or cause to be prepared, and file or cause to be filed such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) as are required by applicable federal, state, and local law, (ii) cause such returns to be signed in the manner required by law, (iii) make such elections as may from time to time be required or appropriate under any applicable law so as to maintain the Trust's classification as a partnership for tax purposes, (iv) prepare and deliver, or cause to be prepared and delivered, to the Certificateholders, no later than 120 days after the close of each Taxable Year (or no later than April l5th), a Schedule K-1, a copy of the Trust's informational tax return (IRS Form
     1065), and such other reports (collectively, the "ANNUAL TAX REPORTS") setting forth in sufficient detail all such information and data with respect to the transactions effected by or involving the Trust during such Taxable Year as shall enable each Certificateholder to prepare its federal, state, and local income tax returns in accordance with the laws then prevailing, and (v) collect, or cause to be collected, any withholding tax as described in Section 5.02(c) with respect to income or distributions to Certificateholders.

          (xii) The Sponsor shall, if required, be designated as the tax matters partner for the Trust within the meaning of Section 6231(a)(7) of the Code (the "TAX MATTERS PARTNER"). The Tax Matters Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The Tax Matters Partner shall have the right to retain professional assistance in respect of any audit or controversy proceeding initiated with respect to the Trust by the Internal Revenue Service or any state or local taxing authority, and all expenses and fees incurred by the Tax Matters Partner on behalf of the Trust shall constitute expenses of the Trust. In the event the Tax Matters Partner receives notice of a final partnership adjustment under Section 6223(a)(2) of the Code, the Tax Matters Partner shall either (i) file a court petition for judicial review of such adjustment within the period provided under
     Section 6226(a) of the Code, a copy of which petition shall be mailed to all other Holders on the date such petition is filed, or (ii) mail a written notice to all other Holders, within such period, that describes the Tax Matters Partner's reasons for determining not to file such a petition.

          (xiii) Except as otherwise provided in this Section 6.01 and Section 7.06, the Certificateholders shall instruct the Sponsor in writing as to whether to make any available election under the Code or any applicable state or local tax law on behalf of the Trust.

     Section 6.02. WITHHOLDING TAXES. In the event that any withholding tax is imposed under federal, state, or local law on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this
Section 6.02. The Indenture Trustee, on behalf of the Owner Trustee, is hereby authorized and directed to retain in the Payment Account from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Sponsor will provide the Indenture Trustee with a statement indicating the amount of any such withholding tax. The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Indenture Trustee and remitted to the appropriate taxing authority from the Payment Account at the direction of the Indenture Trustee, on behalf of the Owner Trustee. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a Certificateholder who is a Non-U.S. Person), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this paragraph. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Indenture Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees in writing to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          Any Certificateholder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Certificateholder becomes a Certificateholder, (a) so notify the Owner Trustee and the Indenture Trustee, on behalf of the Trust, (b) (i) provide the Owner Trustee and the Indenture Trustee, on behalf of the Trust, with Internal Revenue Service form W-8, or (ii) notify the Owner Trustee and the Indenture Trustee, on behalf of the Trust, that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Certificateholder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee and the Indenture Trustee, on behalf of the Trust, should subsequent circumstances arise affecting the information provided. The Trust, the Owner Trustee and the Indenture Trustee shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Trust, the Owner Trustee and the Indenture Trustee harmless against all claims or liability of any kind arising in connection with or related to their reliance upon any documents, forms or information provided by any Certificateholder. In addition, if the Indenture Trustee has not withheld taxes on any payment made to any Certificateholder, and the Indenture Trustee is subsequently required to remit to any taxing authority any such amount not withheld, such Certificateholder shall return such amount to the Indenture Trustee upon written demand by the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee shall be liable for damages to any Certificateholder due to a violation of the Code unless and only to the extent such liability is caused by the Owner Trustee's or the Indenture Trustee's failure to act in accordance with its standard of care under this Agreement.

     Section 6.03. ACCOUNTING AND REPORTS TO THE CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. The Sponsor shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, including, without limitation, the allocations of net income under Section 6.01, and (b) deliver (or cause to be delivered) to each Certificateholder such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Certificateholder to prepare its respective federal and state income tax returns. Consistent with the Trust's (and each Loan Groups' and Sub-Trusts') characterization for tax purposes as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (y) the Trust, the Sub-Trusts, the Owner Trustee or the Certificateholders receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or (z) the Internal Revenue Service shall determine that the Trust (or a related Loan Group or Sub-Trust) is required to file such a return. In the event that the Trust (or a related Loan Group or Sub-Trust) is required to file tax returns, the Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Mortgage Loans. The Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust or the Sub-Trusts and shall remit such returns to the Sponsor at least five days before such returns are due to be filed. The Sponsor, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by, or at the direction of, the Owner Trustee with the appropriate tax authorities. In no event shall the Sponsor be liable for any liabilities, costs or expenses of the Trust or the Sub-Trusts arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to the Sponsor's breach of its obligations under this Agreement.

                                  ARTICLE VII

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

     Section 7.01. GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver or cause to be executed and delivered the Notes, the Certificates and the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Article IV, in each case, as the Sponsor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition, the Owner Trustee is authorized and directed, on behalf of the Trust, to execute and deliver to the Authenticating Agent the Trust Request and the Trust Orders referred to in Section 2.11 of the Indenture, directly to the Authenticating Agent to authenticate and deliver Class A-1 Notes in the Original Note Principal Balance of $104,201,000, the Class A-2 Notes in the Original Note Principal Balance of $110,037,000 and Class A-3 Notes in the Original Note Principal Balance of $88,809,000 In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust, pursuant to the Basic Documents.

     Section 7.02.    GENERAL DUTIES. (a) It shall be the duty of the Owner
Trustee:

          (i) to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement; and

          (ii) to maintain the Trust's existence as a statutory trust under the laws of the State of Delaware.

     (b) The Owner Trustee shall not be responsible for taking any action on behalf of the Trust under any Basic Document unless specifically directed in writing to do so in accordance with Section 7.03 of this Agreement.

     (c) The Owner Trustee shall not be responsible for any matter regarding the Securities Act, the Exchange Act or the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

     Section 7.03. ACTION UPON INSTRUCTION. (a) Subject to Article V hereof, and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at anytime by written instruction of the Certificateholders pursuant to Article V hereof. Without limiting the generality of the foregoing, the Owner Trustee shall act as directed in writing by the Certificateholders in connection with Note redemptions requested by the Certificateholders, and shall take all actions and deliver all documents that the Trust is required to take and deliver in accordance with Section 4.01 and
Article X of the Indenture in order to effect any redemption requested by the Certificateholders.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trust or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

     (c) Subject to Article V hereof, whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders and the Note Insurer requesting instruction from the Certificateholders as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     (d) Subject to Article V hereof, in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     Section 7.04. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT, THE BASIC DOCUMENTS OR ANY INSTRUCTIONS.

     (a) The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement, any other Basic Document or in any document or written instruction received by the Owner Trustee pursuant to Section 7.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

     (b) Notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002. Notwithstanding any Person's right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under any Basic Document.

     Section 7.05. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents and (iii) in accordance with any document or written instruction delivered to the Owner Trustee pursuant to Section 7.03.

     Section 7.06. RESTRICTIONS. Neither the Owner Trustee nor the Sponsor shall take any action (a) that violates or results in a breach of or is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Sponsor and the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 7.06.

                                  ARTICLE VIII

                          CONCERNING THE OWNER TRUSTEE

     Section 8.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement subject to the other Basic Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the other Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful breach or misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 8.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

     (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders or the Note Insurer given in accordance with this Agreement;

     (c) No provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

     (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Sponsor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholders, other than as expressly provided for herein and in the other Basic Documents;

     (f) The Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee or the Master Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Sponsor, the Indenture Trustee or the Master Servicer;

     (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Sponsor, any of the Certificateholders or the Note Insurer, unless such Certificateholders, the Sponsor or the Note Insurer have offered to the Owner Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful breach or misconduct in the performance of any such act; and

     (h) Notwithstanding anything contained herein to the contrary, neither U.S. Bank Trust National Association in its individual capacity nor as Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by U.S. Bank Trust National Association; or (iii) subject U.S. Bank Trust National Association to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by U.S. Bank Trust, National Association in its individual capacity or as Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Sponsor to determine whether any action required to be taken pursuant to this Agreement or the other Basic Documents results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint an additional trustee pursuant to Section 11.05 hereof to proceed with such action.

     Section 8.02. FURNISHING OF DOCUMENTS. Subject to Section 4.07, the Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents. On behalf of the Owner Trustee, the Sponsor shall furnish to Noteholders promptly upon written request therefor, copies of the Sale and Servicing Agreement and the Indenture.

     Section 8.03. REPRESENTATIONS AND WARRANTIES OF THE OWNER TRUSTEE. The Owner Trustee hereby represents and warrants to the Sponsor, the Note Insurer and the Certificateholders, that:

     (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terns or provisions hereof will contravene any Delaware or Federal law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

     (d) This Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (e) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder.

     (f) No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     Section 8.04. RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, Note, or other document or paper believed by it in good faith to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may, at the expense of the Trust, act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may, at the expense of the Trust, consult with counsel, Accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, Accountants or other such persons and not contrary to this Agreement or any other Basic Document.

     Section 8.05.    NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in
Section 8.03, in accepting the trusts hereby created, U.S. Bank Trust National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     Section 8.06. OWNER TRUSTEE NOT LIABLE FOR THE CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Sponsor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates and as specified in
Section 8.03 hereof) or the Notes, or of any Mortgage Loans or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Mortgaged Property, the existence and enforceability of any insurance thereon, the existence and contents of any Mortgage Loan on any computer or other record thereof, the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment, the completeness of any Mortgage Loan, the performance or enforcement of any Mortgage Loan, the compliance by the Sponsor or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Master Servicer or any subservicer taken in the name of the Owner Trustee.

     Section 8.07. OWNER TRUSTEE MAY OWN CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the

Certificates or the Notes and may deal with the Sponsor, the Indenture Trustee, the Master Servicer and the Backup Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     Section 8.08. LICENSES. The Sponsor shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                   ARTICLE IX

                          COMPENSATION OF OWNER TRUSTEE

     Section 9.01. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Master Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Master Servicer for its other reasonable expenses hereunder as separately agreed (the "OWNER TRUSTEE FEE").

     Section 9.02. INDEMNIFICATION. The Sponsor shall be liable as obligor for, and shall indemnify the Owner Trustee (in its individual and trust capacities) and its successors, assigns, agents and servants (collectively, the "INDEMNIFIED PARTIES") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "EXPENSES") which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Sponsor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 8.01. The indemnities contained in this Section 9.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Sponsor will be entitled to participate therein, with counsel selected by the Sponsor and reasonably satisfactory to the Indemnified Parties, but after notice from an Indemnified Party to the Sponsor of its election to assume the defense thereof, the Sponsor shall not be liable to the Indemnified Party under this Section 9.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of such action; PROVIDED, HOWEVER, that this sentence shall not be in effect if (1) the Sponsor shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, (2) the Sponsor shall have authorized the employment of counsel for the Indemnified Party at the expense of the Sponsor or (3) in the event any such claim involves a possible imposition of criminal liability or penalty or a material civil penalty on such Indemnified Party, a conflict of interest between such Indemnified Party and the Sponsor or another indemnitee or the granting of material injunctive relief against such Indemnified Party, and such Indemnified Party informs the Sponsor that such Indemnified Party desires to be represented by separate counsel, in which case, the reasonable fees and expenses of such separate counsel shall be borne by the Sponsor. If the

Sponsor assumes the defense of any such proceeding, the Sponsor shall be entitled to settle such proceeding without any liability being assessed against any Indemnified Party or, if such settlement provides for release of any such Indemnified Party without any liability being assessed against any Indemnified Party in connection with all matters relating to the proceeding which have been asserted against such Indemnified Party in such proceeding by the other parties to such settlement, without the prior written consent of such Indemnified Party, but otherwise only with the prior written consent of such Indemnified Party.

     Section 9.03. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article IX shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE X

                         TERMINATION OF TRUST AGREEMENT

     Section 10.01. TERMINATION OF TRUST AGREEMENT. (a) This Agreement (other than Article IX) shall terminate and the Trust shall dissolve and be of no further force or effect on the earlier of: (i) the final payment or other liquidation of the Mortgage Loans and the disposition of all REO Properties and the remittance of all funds due hereunder with respect to such Mortgage Loans and REP Properties after the satisfaction and discharge of the Indenture pursuant to Section 4.01 of the Indenture; and (ii) the expiration of 21 years from the death of the last survivor of descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James). The bankruptcy, liquidation, dissolution, death or incapacity of the any Certificateholder or the Sponsor shall not (x) operate to terminate this Agreement or the Trust, nor
(y) entitle Certificateholders' or the Sponsor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 10.01(a) above, none of the Sponsor, the Master Servicer, the Backup Servicer, the Note Insurer nor the
Certificateholders shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Indenture Trustee for payment of the final distributions and cancellation, shall be given by the Owner Trustee to the Certificateholders, the Note Insurer, the Rating Agencies and the Indenture Trustee mailed within five (5) Business Days of receipt by the Owner Trustee from the Master Servicer of notice of such termination, which notice given by the Owner Trustee shall state (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Indenture Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Indenture Trustee at the time such notice is given to Certificateholders. Upon presentation and surrender of

Certificates, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Payment Date pursuant to the terms of the Indenture.

     (d) In the event that Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to Certificateholders to surrender the Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Ownership Interest shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of the Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Indenture Trustee to the Certificateholders.

     (e) Upon the winding up of the Trust in accordance with Section 3808 of the Statutory Trust Statute and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

                                   ARTICLE XI

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     Section 11.01. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent that has) a rating of at least "Baa3" by Moody's and "A-1" by S&P (or otherwise acceptable to the Rating Agencies) and being acceptable to the Note Insurer. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.01, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 11.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 11.02.

     Section 11.02. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trust, the Sponsor, the Master Servicer, the Backup Servicer, the Indenture Trustee and the Note Insurer. Upon receiving such notice of resignation, the Note Insurer may (and, if the Note Insurer fails to do so, the Sponsor shall promptly) appoint a successor Owner Trustee (acceptable to the Note Insurer) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee or the Note Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 11.01 and shall fail to resign after written request therefor by the Certificateholders or the Sponsor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Note Insurer, or the Certificateholders or the Sponsor with the written consent of the Note Insurer, may remove the Owner Trustee. If the Certificateholders or the Sponsor or the Note Insurer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Note Insurer, or the Sponsor with the written consent of the Note Insurer, shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 11.02 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 11.03, written approval by the Note Insurer and payment of all fees and expenses owed to the outgoing Owner Trustee. The Master Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies, the Indenture Trustee and the Note Insurer.

     Section 11.03. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 11.02 shall execute, acknowledge and deliver to the Trust, the Sponsor, the Indenture Trustee, the Note Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon, subject to the payment of all fees and expenses owed to the outgoing Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee (if acceptable to the Note Insurer), without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and moneys held by it under this Agreement; and the Sponsor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 11.01.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 11.03, the Sponsor shall mail notice of the successor of such Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders, the Note Insurer and the Rating Agencies. If the Sponsor fails to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Sponsor.

          Any successor Owner Trustee appointed pursuant to this Section 11.03 shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

     Section 11.04. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation or banking association into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation or banking association resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation or banking association shall be eligible pursuant to Section 11.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, except the filing of an amendment to the Certificate of Trust, if appropriate, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger, conversion or consolidation to the Rating Agencies and; provided, further, that the Owner Trustee shall file an amendment to the Certificate of Trust as required under Section 11.03 above.

     Section 11.05.   APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Trust and the Certificates, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and acceptable to the Note Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.05, such powers, duties, obligations, rights and trusts as the Note Insurer and the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 11.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 11.03.

     (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

     (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Sponsor, the Seller and the Owner Trustee, with the prior written consent of the Note Insurer, and with prior written notice to the Rating Agencies, but without the consent of any of the Noteholders, the Certificateholders or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any Noteholder or Certificateholder. An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Noteholder if the party requesting the amendment satisfies the Rating Agency Condition with respect to such amendment.

          This Agreement may also be amended from time to time by the Sponsor, the Seller and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee, the Note Insurer, the Noteholders evidencing more than 50% of the Note Principal Balance of the Outstanding Notes of all of the Classes and the Certificateholders evidencing more than 50% of the Percentage Interests of the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders, the Certificateholders or the Note Insurer, (b) reduce the aforesaid percentage of the Outstanding Principal Balance of the Notes or the Percentage Interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes, the Note Insurer and the Certificateholders of all the outstanding Certificates.

          Promptly after the execution of any such amendment or consent, the Sponsor shall furnish written notification of the substance of such amendment or consent to the Certificateholders, the Indenture Trustee, the Note Insurer and each of the Rating Agencies.

          It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

          Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been met. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.02. NO LEGAL TITLE TO OWNER TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles VI and X. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     Section 12.03. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Sponsor, the Seller, the Certificateholders, the Note Insurer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 12.04. NOTICES. (a) Unless otherwise expressly specified or permitted by the terms hereof, all communications provided for or permitted hereunder shall be in writing and shall be deemed to have been given if (1) personally delivered, (2) upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), (3) sent by express courier delivery service and received by the intended recipient or (4) except with respect to notices sent to the Owner Trustee, transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties and confirmed by a writing delivered by any of the means described in (1), (2) or (3), at the following addresses: (i) if to the Owner Trustee, at its Corporate Trust Office; (ii) if to the Sponsor, Accredited Home Lenders, Inc., 15030 Avenue of Science, Suite 100, San Diego, California 92128, Attention: General Counsel, telecopy: (858) 676-2170; and (iii) if to the Note Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York, 10004, Attention: Accredited Mortgage Loan Trust 2003-1, telecopy: (858) 676-2170; or, as to each such party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 12.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 12.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.07. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Sponsor, the Note Insurer, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     Section 12.08. NO PETITION. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Seller or the Trust, or join in any institution against the Seller or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

          This Section 12.08 will survive for one year and one day following the termination of this Agreement.

     Section 12.09. NO RECOURSE. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Master Servicer, the Backup Servicer, the Sponsor, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

     Section 12.10. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 12.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.12. GRANT OF CERTIFICATEHOLDER RIGHTS TO NOTE INSURER. (a) In consideration for the issuance of the Certificates and for the guarantee of the Notes by the Note Insurer pursuant to the Note Insurance Policy, the Certificateholders hereby grant to the Note Insurer the right to act as the holder of 100% of the outstanding Certificates for the purpose of exercising the rights hereunder of the Certificateholders under this Agreement without the consent of the Certificateholders, including the voting rights of such Certificateholders hereunder, but excluding those rights requiring the consent of all such Certificateholders, and any rights of such Certificateholders to distributions under the Indenture and the other Basic Documents; provided, that the preceding grant of rights to the Note Insurer by the Certificateholders shall be subject to Section 12.14.

     (b)  [Reserved].

     (c) The duties and responsibilities of the Owner Trustee shall be limited to those expressly provided for in this Agreement. The parties hereto agree that except for purposes of the foregoing sentence, the Owner Trustee shall have no management responsibilities or owe any fiduciary duties to the Note Insurer (or the Noteholders in the event they succeed to the Note Insurer's rights).

     (d) Whenever in connection with its performance under this Agreement the Owner Trustee receives inconsistent notices or advice from the Note Insurer and the Certificateholders, the Owner Trustee shall, in the absence of a Note Insurer Default, take the action required by the notices or advice received from the Note Insurer.

     Section 12.13.   THIRD-PARTY BENEFICIARIES. The Indenture Trustee and the
Note Insurer are intended third-party beneficiaries of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Indenture Trustee and the Note Insurer; provided, that, notwithstanding the foregoing, for so long as a Note Insurer Default is continuing with respect to its obligations under the Note Insurance Policy, the Certificateholders shall succeed to the
Note Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Note Insurer shall be for the benefit of and run directly to the
Note Insurer, and the Note Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

     Section 12.14. SUSPENSION AND TERMINATION OF NOTE INSURER'S RIGHTS. During the continuation of a Note Insurer Default, rights granted or reserved to the Note Insurer hereunder shall vest instead in the Certificateholders; provided, that the Note Insurer shall be entitled to any distributions of reimbursements to the Note insurer as set forth in the Indenture and the Insurance Agreement and the Note Insurer shall retain those rights under Section
12.01 to consent to any amendment of this Agreement.

          At such time as either (i) the outstanding Note Principal Balance of the Notes has been reduced to zero or (ii) the Note Insurance Policy has been terminated and in either case of (i) or (ii) the Note Insurer has been reimbursed for all amounts owed under the Note Insurance Policy and the Insurance Agreement (and the Note Insurer no longer has any obligation under the Note Insurance Policy), then the rights and benefits granted or reserved to the
Note Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Certificateholders shall be entitled to the exercise of such rights and to receive such benefits of the Note Insurer following such termination to the extent that such rights and benefits are applicable to the Certificateholders.

     Section 12.15. MASTER SERVICER. The Master Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust, the Sponsor or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Master Servicer a limited power of attorney appointing the Master Servicer the Trust's agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                      ACCREDITED HOME LENDERS, INC.,
                                         as Sponsor

                                      By: /s/ Ray W. McKewon
                                         --------------------------------------
                                         Name: Ray W. McKewon
                                         Title: Executive Vice President
                                      ACCREDITED HOME CAPITAL, INC.,
                                               as Seller

                                      By: /s/ David E. Hertzel
                                         --------------------------------------
                                         Name: David E. Hertzel
                                         Title: GC, AVP & Assistant Secretary
                                      U.S. BANK TRUST, NATIONAL
                                      ASSOCIATION, not in its individual
                                      capacity but solely as Owner Trustee
                                      under the Trust Agreement

                                      By: /s/ Melissa A. Rosal
                                         --------------------------------------
                                         Name: Melissa A. Rosal
                                         Title: Vice President

                                TRUST CERTIFICATE

THE EQUITY INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS EQUITY INTEREST MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND OF SUCH STATE LAWS OR (II) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3A-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO, ACCREDITED HOME LENDERS, INC.) IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS EQUITY INTEREST UNDER THE ACT OR ANY STATE SECURITIES LAWS.

NO TRANSFER OF THIS CERTIFICATE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE MADE TO ANY PERSON UNLESS THE OWNER TRUSTEE HAS RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE (I) IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (ANY SUCH PERSON BEING A "PLAN"),
(II) IS NOT AN ENTITY, INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT, WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY AND (III) IS NOT DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN ON BEHALF OR, AS INVESTMENT MANAGER OF, AS TRUSTEE OF, OR WITH THE ASSETS OF A PLAN.

THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS, PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR A CERTIFICATE STATING THAT SUCH TRANSFEREE (A) AGREES TO BE BOUND BY AND TO ABIDE BY THE TRANSFER RESTRICTIONS APPLICABLE TO THIS CERTIFICATE; (B) IS NOT AN ENTITY THAT WILL HOLD THIS CERTIFICATE AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITY THROUGH ELECTRONIC BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS; AND
(C) UNDERSTANDS THAT IT MUST TAKE INTO ACCOUNT ITS PERCENTAGE INTEREST OF THE TAXABLE INCOME RELATING TO THIS CERTIFICATE.

Certificate No. 1                                      Percentage Interest: 100%


          THIS CERTIFIES THAT Accredited Home Capital, Inc. (the "CERTIFICATEHOLDER") is the registered owner of a 100% Percentage Interest in Accredited Mortgage Loan Trust 2003-1 (the "TRUST") existing under the laws of the State of Delaware and created pursuant to that certain Trust Agreement, dated as of May 9, 2003, as amended and restated on May 30, 2003 (as amended and restated, the "TRUST AGREEMENT"), by and among Accredited Home Lenders, Inc., as sponsor, Accredited Home Capital, Inc., as seller, and U.S. Bank Trust National Association, not its individual capacity but solely as owner trustee under the Trust Agreement (the "OWNER TRUSTEE"). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement. The Owner Trustee, on behalf of the Trust and not in its individual capacity, has executed this Certificate by one of its duly authorized signatories as set forth below. This Certificate is one of the Certificates referred to in the Trust Agreement and is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which the Certificateholder by virtue of the acceptance hereof agrees and by which the Certificateholder hereof is bound. Reference is hereby made to the Trust Agreement for the rights of the Certificateholder, as well as for the terms and conditions of the Trust created by the Trust Agreement.

          The recitals contained herein (other than the signature and countersignature of the Owner Trustee) shall be taken as the statements of the Sponsor, and the Owner Trustee assumes no responsibility for the correctness thereof.

          The Certificateholder, by its acceptance hereof, agrees not to transfer this Certificate except in accordance with terms and provisions of the Trust Agreement.

          The Certificateholder, by its acceptance hereof, acknowledges that such Certificateholder's Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Master Servicer, the Backup Servicer, the Seller, the Sponsor, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or the other Basic Documents.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.


                                          ACCREDITED MORTGAGE LOAN
                                            TRUST 2003-1

                                          U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity but solely as Owner Trustee
                                          under the Trust Agreement

                                          By:
                                             -----------------------------------
                                                       Authorized Signatory


Dated:  May 30, 2003

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                          U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity but solely as Owner Trustee
                                          under the Trust Agreement

                                          By:
                                             -----------------------------------
                                                       Authorized Signatory


Dated:  May 30, 2003

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within instrument, and all rights thereunder, hereby irrevocably constituting and appointing _____________________, Attorney, to transfer said Instrument on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                          By:                                 */
                                             -----------------------------------
                                                   Signature Guaranteed:


                                          By:                                 */
                                             -----------------------------------





_______________________
*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Instrument in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                          FORM OF CERTIFICATE OF TRUST

                             CERTIFICATE OF TRUST OF
                      ACCREDITED MORTGAGE LOAN TRUST 2003-1



          THIS CERTIFICATE OF TRUST OF ACCREDITED MORTGAGE LOAN TRUST 2003-1 (the "Trust"), dated as of May 9, 2003, as amended and restated on May 30, 2003 (as amended and restated, the "TRUST AGREEMENT"), is being duly executed and filed by U.S. Bank Trust National Association, a national banking association, as owner trustee (the "Owner Trustee"), to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, ss. 3801 et seq.).

          1. NAME. The name of the business trust formed hereby is Accredited Mortgage Loan Trust 2003-1.

          2. DELAWARE TRUSTEE. The name and business address of the Owner Trustee of the Trust in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, Eighth Floor, Wilmington, Delaware 19801,
     Attention: Corporate Trust Administration.

          3. SERIES. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the Governing instrument of the Trust, as the same may be amended from time to time (each, a "Series" or "Sub-Trust").

          4.   NOTICE OF LIMITATION OF LIABILITIES OF EACH SERIES. Pursuant to
     Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

          5. EFFECTIVE DATE. This Certificate of Trust shall be effective at 12:01 a.m. on May 9, 2003.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                                           U.S. BANK TRUST NATIONAL
                                           ASSOCIATION, not in its individual
                                           capacity but solely as Owner Trustee
                                           under the Trust Agreement, dated as
                                           of May 9, 2003.

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C

                            FORM OF INVESTMENT LETTER
                            __________________, ____


Accredited Home Lenders, Inc.
15030 Avenue of Science, Suite 100
San Diego, California  92128

U.S. Bank Trust National Association
300 Delaware Avenue, Eighth Floor,
Wilmington, Delaware  19809
Attention: Corporate Trust Administration

          Re: Accredited Mortgage Loan Trust 2003-1 (the "Trust") Asset-Backed Notes, Series 2003-1
               --------------------------------------------------

Ladies and Gentlemen:

          ____________________________________________ (the "Certificateholder")
has purchased or acquired, or intends to purchase or acquire from _______________________, the current Certificateholder (the "Current Certificateholder"), a Trust Certificate representing a 100% Percentage Interest (the "Certificate") in the Trust, which represents an interest in the Trust created pursuant to that certain Trust Agreement, dated as of May 9, 2003, as amended and restated on May 30, 2003 (as amended and restated, the "TRUST AGREEMENT"), by and among Accredited Home Lenders, Inc., as Sponsor, Accredited Home Capital, Inc., as Seller and U.S. Bank Trust National Association, as Owner Trustee. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement.

                                  CERTIFICATION

          The undersigned, as an authorized officer or agent of the Certificateholder, hereby certifies, represents, warrants and agrees on behalf of the Certificateholder as follows:

          1. The Certificateholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is authorized to invest in the Certificate. The person executing this letter on behalf of the Certificateholder is duly authorized to do so on behalf of the Certificateholder.

          2. The Certificateholder hereby acknowledges that no transfer of the Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"); and applicable state securities laws, or is made in accordance with the Securities Act and such laws.

          3. The Certificateholder understands that the Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred to a person whom the transferor reasonably believes is (A) a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in a transaction pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or exempt from the registration requirements of the Securities Act and any such state securities laws. The Certifcateholder understands that the Certificate bears a legend to the foregoing effect.

          4. The Certificateholder is acquiring the Certificate for its own account or for accounts for which it exercises sole investment discretion, and not with a view to or for sale or other transfer in connection with any distribution of the Certificate in any manner that would violate Section 5 of the Securities Act or any applicable state securities laws, subject nevertheless to any requirement of law that the disposition of the Certificateholder's property shall at all times be and remain within its control.

          5. The Certificateholder is (A) a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act, and is aware that the transferor of the Certificate may be relying on an exemption from the registration requirements of the Securities Act and is acquiring such Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the Investment Company Act of 1940, as amended (including, but not limited to, the Sponsor). The Certificateholder is able to bear the economic risks of such an investment. The Certificateholder is a QIB because [STATE FACTUAL BASIS FOR QIB STATUS].

          6. If the Certificateholder sells or otherwise transfers the registered ownership of such Certificate, the Certificateholder will comply with the restrictions and requirements with respect to the transfer of the ownership of the Certificate under the Trust Agreement, and the Certificateholder will obtain from any subsequent purchaser or transferee substantially the same certifications, representations, warranties and covenants as required under the Trust Agreement in connection with such subsequent sale or transfer thereof.

          7. The Certificateholder is not an entity that will hold a Certificate as nominee (a "Book Entry Nominee") to facilitate the clearance and settlement of such security through electronic book-entry changes in Accounts or participating organizations.

          8. The Certificateholder (i) is not a person which is an employee benefit plan, trust or account subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (any such person being a "Plan"), (ii) is not an entity, including an insurance company separate account or general account, whose underlying assets include "plan assets" by reason of a Plan's investment in the entity and (iii) is not directly or indirectly purchasing such Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

          9. The Certificateholder hereby agrees to indemnify each of the Trust, the Indenture Trustee, the Note Insurer, and the Owner Trustee against any liability that may result if the Certificateholder's transfer of a Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trust, the Indenture Trustee, and the Owner Trustee shall survive the termination of the related Trust Agreement.

          IN WITNESS WHEREOF, the Certificateholder has caused this instrument to be executed on its behalf pursuant to the authority of its Board of Directors, by its duly authorized signatory this _______ day of _____________, 2003.

                                         [NAME OF CERTIFICATEHOLDER]
                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                         FORM OF TRANSFEROR CERTIFICATE

                             _______________, ______


Accredited Home Lenders, Inc.
15030 Avenue of Science, Suite 100
San Diego, California  92128

U.S. Bank Trust National Association
300 Delaware Avenue, Eighth Floor,
Wilmington, Delaware  19809
Attention: Corporate Trust Administration

          Re: Accredited Mortgage Loan Trust 2003-1 (the "Trust") Asset-Backed Notes, Series 2003-1
               --------------------------------------------------

Ladies and Gentlemen:

          In connection with our disposition of the above-referenced Asset-Backed Certificates (the "Certificates") we certify that (i) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (ii) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.



Dated:

                                        [NAME OF TRANSFEROR]
                                        By:
                                           -----------------------------------
                                               sAuthorized Officer







                                      D-1